                                 EXHIBIT 99.1


                       Report of Independent Accountants


April 21, 1999

To the Owners of
Sulzer Electrophysiology


In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of division equity and of cash flows present fairly, in all material respects, the financial position of Sulzer Electrophysiology (the Division, a division of Sulzer Medica Ltd.) at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Division's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Combined Balance Sheet
December 31, 1998 and 1997
--------------------------------------------------------------------------------

(in thousands)
                                                         1998           1997
                          Assets
Current assets:
  Cash and cash equivalents                           $  13,263      $  14,206
  Accounts receivable, net                               48,109         61,598
  Inventory                                              80,317         87,315
  Other current assets                                    4,295          3,048
  Deferred taxes                                          2,598          5,259
                                                      ---------      ---------
      Total current assets                              148,582        171,426
Property, plant and equipment, net                       82,500         81,401
Goodwill and other intangible assets, net               301,580        314,641
Other assets                                                731            565
Deferred taxes                                                           1,069
                                                      ---------      ---------
      Total assets                                    $ 533,393      $ 569,102
                                                      =========      =========

                  Liabilities and Division Equity

Current liabilities:
  Current portion of long-term debt                   $     701      $     380
  Accounts payable                                       11,595         13,348
  Accrued liabilities                                    10,409         16,708
  Income taxes payable                                   23,258         29,800
                                                      ---------      ---------
      Total current liabilities                          45,963         60,236
Long-term debt, less current portion                      5,148          5,448
Other noncurrent liabilities                             11,778         13,816
Deferred taxes                                               91
Intercompany debt                                       382,741        385,704
                                                      ---------      ---------
      Total liabilities                                 445,721        465,204
                                                      ---------      ---------
Commitments and contingencies (Note 14)
Division equity:
  Contributed capital                                   308,677        308,677
  Cumulative translation adjustment, net of tax             840         (1,484)
  Accumulated deficit                                  (221,845)      (203,295)
      Total division equity                           ---------      ---------
                                                         87,672        103,898
                                                      ---------      ---------
                                                      $ 533,393      $ 569,102
                                                      =========      =========



  The accompanying notes are an integral part of these financial statements.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Combined Statement of Operations and Comprehensive Income/(Loss)
Years Ended December 31, 1998, 1997 and 1996
-------------------------------------------------------------------------------
(in thousands)

                                                                  1998                  1997                      1996
Net sale                                                $       305,314           $     325,482            $     321,812
Cost of sales                                                   105,346                 100,230                  102,242
                                                        ---------------           -------------            -------------
Gross profit                                                    199,968                 225,252                  219,570
Selling, general and administrative expense                     131,557                 126,382                  100,007
Research and development expense                                 44,226                  45,288                   39,507
Other operating expense                                          10,153                   8,516                    9,341
Intangible amortization                                          12,844                  13,318                   13,317
                                                        ---------------           -------------             ------------
Operating income                                                  1,188                  31,748                   57,398
Other income (expense):
    Interest income                                                 666                     523                      509
    Interest expense                                            (17,494)                (18,421)                 (18,684)
    Other                                                          (195)                 (2,292)                  (2,007)
                                                        ---------------           -------------             ------------
Income/(loss) before income taxes                               (15,835)                 11,558                   37,216
Provision/(benefit) for income taxes                               (619)                  6,882                   14,259
                                                        ----------------          -------------             ------------

Net income/(loss)                                               (15,216)                  4,676                   22,957

Other comprehensive income, net of tax:                           1,516                  (2,027)                  (3,663)
    Cumulative translation ajustments                   ---------------           -------------             ------------

Comprehensive income/(loss)                            $        (13,700)          $       2,649             $     19,294
                                                       ================           =============             ============

    The accompanying notes are an integral part of these financial statements.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Combined Statement of Division Equity
--------------------------------------------------------------------------------

(in thousands)
                                            Cumulative
                              Contributed   translation   Retained
                                Capital     adjustment    earnings      Total


Balance, January 1, 1996      $ 261,554     $   7,270    $(210,117)   $ 58,707

Foreign currency translation
 adjustment, net of tax                        (5,636)                  (5,636)
Contribution of capital          46,283                                 46,283
Dividends                                                   (9,262)     (9,262)
Net income                                                  22,957      22,957
                              ---------     ---------    ---------    --------

Balance, December 31, 1996      307,837         1,634     (196,422)    113,049

Foreign currency translation
 adjustment, net of tax                        (3,118)                  (3,118)
Contribution of capital             840                                    840
Dividends                                                  (11,549)    (11,549)
Net income                                                   4,676       4,676
                              ---------     ---------    ---------    --------

Balance, December 31, 1996      308,677        (1,484)    (203,295)    103,898

Foreign currency translation
 adjustment, net of tax                         2,324                    2,324
Contribution of capital
Dividends                                                   (3,334)     (3,334)
Net loss                                                   (15,216)    (15,216)
                              ---------     ---------    ---------    --------
Balance, December 31, 1998    $ 308,677     $     840    $(221,845)   $ 87,672
                              =========     =========    =========    ========



  The accompanying notes are an integral part of these financial statements.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Combined Statement of Cash Flows
Year Ended December 31, 1998, 1997 and 1996
--------------------------------------------------------------------------------

(in thousands)
                                                            1998           1997           1996
Cash flows from operating activities:-
 Net income (loss)                                       $ (15,216)     $   4,676       $  22,957
 Adjustments to reconcile net income (loss) to
  net cash provided by operations;
  Depreciation                                              14,742         15,797          14,462
  Amortization                                              11,087         13,547          13,726
  Deferred income taxes                                      2,145           (384)         (2,594)
  Provision for bad debt                                     9,213           (100)            376
  Provision for obsolete inventory                           3,885          4,438           2,547
  (Gain/loss on disposal of property, plant
   and equipment                                               204            225          (1,392)
  Change in current assets and liabilities:
   (Increase) decrease in accounts receivable                3,531         (8,175)        (10,400)
   (Increase) decrease in inventory                          3,610        (18,184)        (11,719)
   (Increase) decrease in other current assets               1,887         (1,177)            551
   Increase (decrease) in accounts payable                  (1,584)         3,366             310
   Increase (decrease) in accrued liabilities               (6,690)          (567)          5,335
   Increase in current income taxes payable                 (6,611)         3,203          15,215
                                                         ---------      ---------       ---------
     Net cash provided by operating activities              20,203         16,665          49,374
                                                         ---------      ---------       ---------
Cash flows from investing activities:
 Acquisition of business, net of cash acquired                                            (39,661)
 Additions of property, plant and equipment                (13,883)       (28,014)        (24,114)
 Proceeds from sale of property, plant and equipment                          123           2,139
 Other                                                        (120)           187             412
                                                         ---------      ---------       ---------
      Net cash used by investing activities                (14,003)       (27,704)        (61,224)
                                                         ---------      ---------       ---------
Cash flows from financing activities:
 Proceeds from borrowings                                    2,151                          3,459
 Repayment of borrowings                                      (763)        (3,852)           (181)
 Increase (decrease) in other noncurrent liabilities        (2,207)         7,744             689
 Change in payable to affiliates, net                       (2,407)       (15,960)        (18,337)
 Contribution of capital                                                      840          43,000
 Dividends and return of capital                            (4,377)       (11,549)         (6,053)
                                                         ---------      ---------       ---------
      Net cash provided by (used in)
       financing activities                                 (7,603)         9,143          22,577
                                                         ---------      ---------       ---------
Effect of exchange rate changes on cash and
  cash equivalents                                             460           (186)         (1,900)
                                                         ---------      ---------       ---------
Increase (decrease) in cash and cash equivalents              (943)        (2,082)          8,827
Cash and cash equivalents at beginning of year              14,206         16,288           7,461
                                                         ---------      ---------       ---------
Cash and cash equivalents at end or year                 $  13,263      $  14,206       $  16,288
                                                         =========      =========       =========
Supplemental cash flow disclosures:
  Interest paid                                          $  17,494      $  18,421       $  18,684
  Income taxes paid                                          3,083          3,818           2,227
Noncash financing and investing activities:
  Issuance of pension note payable                                      $   2,266
  Funding of subsidiary net loss                         $   1,279



   The accompanying notes are an integral part of these financial statements.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
-------------------------------------------------------------------------------

1.   General Information

     On January 9, 1997 the Board of Directors of Sulzer AG, Winterthur, Switzerland (Sulzer) approved a plan to offer a minority shareholding in its Medica Group to the public. In order to prepare for this offering, Sulzer transferred its ownership interest of the medical companies, either held directly or through country holdings, to Sulzer Medica Ltd. (the Parent), a company previously named Sulzer Orthopedics Ltd., incorporated in Switzerland. Among the companies transferred to the Parent were four wholly-owned companies (Sulzer Intermedics Inc., Sulzer Intermedics International Holding Co., Sulzer Osypka GmbH and Sulzer Oscor Inc.) who together with their direct and indirect subsidiaries, form the Electrophysiology Division of Sulzer Medica Ltd.

     Sulzer Electrophysiology designs, manufactures and markets electrophysiology products including bradycardia pacemakers, implantable cardioverter defibrillators (ICDs) and leads, external pacemakers, heartwires and cardiac ablation systems.

2.   Basis of Presentation

     The combined financial statements have been prepared using the Parent's historical basis in the assets and liabilities which comprise the Electrophysiology Division of Sulzer Medica Ltd. (referred to herein as the Division) as defined in more detail in the agreement with Guidant Corporation (Guidant) (Note 17).

     The combined financial statements reflect the financial position, results of operations and cash flows of the Division as a component of the Parent and may not be indicative of the financial position, results of operations and cash flows of the Division as an entity under another ownership structure.

3.   Significant Accounting Policies

     Accounting Principles
     The combined financial statements are based on the following combination and valuation principles and present fairly the financial position and results of the Division's activities in accordance with generally accepted accounting principles in the United States (US GAAP).

     Use of Estimates
     The preparation of financial statements requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
-------------------------------------------------------------------------------

     period. The most significant estimates relate to depreciable lives of fixed assets and intangible assets, allowances for doubtful accounts, inventory obsolescence, provisions for accrued liabilities and deferred taxes. Actual results could differ from estimates. Management believes the estimates are reasonable.

     Combination Principles
     The combined financial statements include all of the assets, liabilities, income and expense of companies within the Division. Acquisitions have been accounted for using the purchase method. All material intercompany balances are eliminated. In addition, unrealized gains on intercompany transfers of inventory are eliminated and are recognized only upon sale to third parties.

     Foreign Currency Translation
     Subsidiaries. In the individual financial statements of companies within the Division, income and expense transactions denominated in foreign currencies are recorded at the exchange rates applicable on the date of the transaction. Assets and liabilities in denominated foreign currencies are translated at the year-end exchange rates. The resulting exchange differences are included in net income of the subsidiary.

     Combination. The assets and liabilities of foreign companies within the Division are translated into U.S. dollars using the year-end rates of exchange. Income and expense items are translated into U.S. dollars at average exchange rates for the year. Currency translation differences resulting from the combination are included in division equity and as the cumulative translation adjustment account have been accumulated separately since January 1, 1996.

     Valuation Principles
     Cash and cash equivalents. Cash and cash equivalents include bank accounts, together with current account and deposit balances with maturities of under three months at acquisition, including deposits with Sulzer Medica USA Inc., a subsidiary of the Parent.

     Accounts receivable. Trade and other accounts receivable are stated at fair value, net of necessary allowances for doubtful accounts.

     Inventories. Raw materials, supplies and consumables are stated at the lower of cost or market value. Finished products and work in progress are stated at the lower of production cost or net realizable value. Production costs include the cost of materials and direct and indirect manufacturing cost. Inventories are valued on the basis of weighted average prices or the FIFO method. Provisions are made for slow-moving and excess inventories.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
-------------------------------------------------------------------------------

     Financial risk management. The Division's sales are denominated in a variety of different currencies. The currency structure of costs deviates to some extent from the currency structure of sales.

     Property, plant and equipment. Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life of the asset.

     Tangible assets financed by long-term financial leases are capitalized and amortized in the same way as other tangible fixed assets. The applicable leasing commitments are shown as liabilities and are included under long-term borrowings in the combined balance sheet.

     Major improvements are also capitalized and amortized over their useful lives. Other repair, maintenance and renovation costs are expensed as incurred.

     Intangible assets. Goodwill arising from acquisitions is capitalized and amortized on a straight-line basis over its useful life, which does not exceed 40 years. For goodwill relating to acquisitions of companies involved in the development, manufacturing and marketing of products, the useful life is considered to be up to 40 years; whereas for goodwill relating to acquisitions of companies involved purely in the distribution of products, the useful life generally does not exceed ten years. Other intangible assets include licenses, patents, trademarks and similar rights acquired from third parties, and are amortized over their estimated useful lives not exceeding ten years.

     Impairment of Long-Lived Assets. The Division, at each balance sheet date, evaluates the recoverability of the carrying amount of goodwill if circumstances suggest it has been impaired. If this review indicates that goodwill is not recoverable, as principally determined based on the estimated undiscounted cash flows of the entity which gave rise to the goodwill, over the remaining amortization period, then the Division's carrying value of the goodwill is reduced by the estimated shortfall in cash flows. When circumstances affecting the recoverability of tangible and intangible assets change, the Division evaluates such assets for impairment based on expectations of undiscounted cash flows. If impairment is determined to have occurred, the Division compares the estimated discounted cash flows expected to be generated by the asset with its carrying value and recognizes an impairment charge.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
-------------------------------------------------------------------------------

     Provisions. Provisions are made for all probable losses arising from warranties and penalties, litigation risks and for the cost of restructuring measures, which have been approved by management.

     Employee benefit plans. The Division maintains various plans for providing employee benefits, which conform to local jurisdictional circumstances and practices. For defined contribution plans, the cost in each period is equal to the amount of the agreed employer contributions. For defined benefit plans, the cost in each period is determined by actuarial estimates based upon employee service data, benefit payment commitments and the return of plan assets.

     Revenue recognition. Sales of pacemakers and leads are recorded at the time of shipment, unless substantial rights of return exist, in which case they are recognized at time of implant. Sales of supplies and services are recorded at the time of delivery. Net sales exclude sales or value-added taxes and are stated net of credits, discounts and rebates. Accruals for estimated future returns and credits are made when the related revenue is recognized. Such amounts are estimated based on historical rates of returns, customer inventory levels and other factors.

     Research and development costs. Research and development costs are charged directly to income as incurred.

     Income taxes. Certain of the Division's operations have historically been included in consolidated income tax returns filed by the Parent or its subsidiaries. Income tax expenses in the accompanying combined financial statements have been computed assuming the Division filed separate income tax returns. Provision is made for all income taxes assessed on the profits earned up to the balance sheet date and for taxes based upon capital structure in the year to which they relate. Deferred taxes are provided on temporary differences between the value of assets and liabilities for tax purposes and their corresponding values in the combined financial statements using the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred taxes are calculated using the currently enacted tax rates and are adjusted when these rates change. Deferred tax assets are included in the combined balance sheet to the extent that subsequent realization is probable. Provision is made for incremental taxes on available earnings of foreign subsidiaries which are intended to be remitted. No provision is made for incremental taxes on unremitted earnings which are considered to be permanently reinvested in the operations of the related companies. The change in the provision for deferred taxes is

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
-------------------------------------------------------------------------------

     charged against income and included under "Income Taxes" in the combined statement of income.

     For the U.S. companies of the Division that are directly owned by Sulzer Medica USA Holding Co., there has not been a plan requiring settlement of each such subsidiary's respective tax payables or receivables. For purposes of these combined financial statements, such balances have been treated as though they had been settled through January 1, 1996, with subsequent resulting current income tax receivables and payables being reported within the Division's combined balance sheet as income taxes payable, rather than in the intercompany accounts.

     Financial Instruments
     The combined balance sheet values of cash and current accounts receivable and payable approximate their market values. The market value of long-term borrowings is based on the current rates offered to the Division for debt of similar maturities and approximate their stated value.

     Concentrations of Credit Risk
     Financial instruments, which potentially subject the Division to significant concentrations of credit risk, consist principally of trade accounts receivable. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across many geographic areas. However, a significant portion of trade accounts receivable is with national health care systems in several countries. Although the Division does not currently foresee significant credit risk associated with these receivables, repayment is dependent upon the financial stability of those countries' national economies.

     The Division maintains cash and cash equivalents with various major financial institutions. The Parent on behalf of the Division performs periodic evaluations of the relative credit standing of these financial institutions and limits the amount of credit exposure with any institution. Financial transactions are spread over a number of financial institutions, each of which have a high credit rating.

4.   Recently Issued Accounting Pronouncements

     In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income", which is effective for fiscal years beginning after December 15, 1997 and requires reclassification of prior-period financial statements. Statement No. 130 requires the presentation of comprehensive income, which consists of net income and other comprehensive income and its components, in a full set of financial statements. The Division's other

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
-------------------------------------------------------------------------------

     comprehensive income consist of changes in the Division's cumulative translation adjustments, which totaled $1,516, $(2,027) and $(3,663) in 1998, 1997 and 1996, net of tax, respectively, and which currently are reported as a component of Division equity on a net basis. The Division has displayed comprehensive income and its components in the combined statement of income and comprehensive income.

     In June 1997, the FASB issued Statement No. 131, "Disclosure About Segments of an Enterprise and Related Information," which supersedes SFAS No. 14 "Financial Reporting for Segments of a Business Enterprise," replacing the "industry segment" approach with the "management" approach. This statement establishes standards for reporting information about operating segments in annual and interim financial statements. Operating segments are determined consistently with the way management organizes and evaluates financial information internally for making resource allocation decisions and assessing performance. It also requires related disclosures about products, geographic areas and major customers.

     In February 1998, the FASB issued SFAS No. 132 "Employers Disclosures about Pensions and Other Postretirement Benefits," and is effective for fiscal years beginning after December 15, 1997. This statement revises employer's disclosures about pension and other postretirement benefit plans, but does not change the measurement or recognition of those plans. The Division does not believe this statement has a material impact on the disclosures as set forth in Note 12.

5.   Changes in the Composition of the Division

     In January 1996, the Division acquired all of the outstanding shares of Dr. Ing P. Osypka Gesellschaft fur Medizintechnik GmbH, Grenzach-Wyhlen (German); (name changed to Sulzer Osypka GmbH) with 100% holding in Dr. Osypka GmbH, Berlin and of Oscor Medical Corporation, Palm Harbor (Florida,
     USA); (name changed to Sulzer Oscor Inc.) a producer and distributor of pacemaker leads, external pacemakers, heartwires and cardiac ablation systems for approximately $43,000 in cash. The Division recorded approximately $35,000 of goodwill in connection with the transaction.

     The adoption of SFAS No. 131 did not affect the results of operations or financial position and did not affect the disclosure of segment information in Note 15.

     The operating results of subsidiaries acquired during the periods have been included in the combination from the date of acquisition using the purchase method of accounting. No

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
--------------------------------------------------------------------------------

     agreements have been entered into in connection with these acquisitions to make contingent payments nor are there potential commitments of any other nature outstanding. Amounts expended by other subsidiaries of Sulzer for these acquisitions have been included in the amounts above, but are treated as noncash financing and investment activities in the combined statement of cash flows.

6.   Trade Accounts Receivable

     Trade accounts receivable are comprised of the following at December 31:

                                                          1998         1997

     Gross trade accounts receivable                   $  58,603    $  63,512
     Allowance for doubtful accounts                     (10,494)      (1,914)
                                                       ---------    ---------

     Trade accounts receivable, net                    $  48,109    $  61,598
                                                       =========    =========

     In January 1999, the Division's French distributor began court supervised insolvency proceedings. The Division has recognized a valuation allowance of $8,486 in December 1998 against the $12,170 balance due from the distributor. The amount ultimately recoverable from the distributor is uncertain.

7.   Inventories

     Inventories are comprised of the following at December 31:

                                                          1998         1997

     Raw materials, supplies and consumables           $  29,179    $  27,568
     Work in progress                                     27,102       31,243
     Finished products and trade merchandise              35,381       35,964
                                                       ---------    ---------
                                                          91,662       94,775
     Less - valuation allowances                         (11,345)      (7,460)
                                                       ---------    ---------

          Total inventories                            $  80,317    $  87,315
                                                       =========    =========

     Valuation allowances are recorded to reduce the carrying value of inventories to their estimated realizable amounts taking into account excess inventory levels and obsolescence resulting from new product introductions.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
--------------------------------------------------------------------------------

     At December 31, 1998, the Division's combined balance sheet included $21,644 of inventory related to its tachycardia product line, net of a valuation allowance of $3,567. The valuation allowance has been recorded in recognition of slower than expected market acceptance of product line which was introduced in 1997. Management believes the Parent's announcement of it's intention to sell the Division, and the September 1998 announcement of the proposed sale to Guidant (Note 17) negatively impacted unit sales for the product line during the last half of 1998. Although product movement has lagged behind expectations, management believes the related inventory balance would be fully realizable upon continued execution of the Division's marketing plan, in combination with possible price discounting and that the established reserve is adequate. Should Guidant choose not to actively market and support the Division's tachycardia products, the net realizable value of the products may be subject to significant reduction.

8.   Property, Plant and Equipment

     Property, plant and equipment are comprised of the following at December
     31:

                                     Estimated
                                   useful lives
                                      (years)          1998       1997
     Land                                         $    3,416   $   3,406
     Buildings                       25-40            38,653      36,610
     Machinery and equipment          5-15           112,607     104,414
     Other fixed assets               4-5             38,830      33,731
                                                  ----------   ---------
                                                     193,506     178,161
     Less-accumulated
      depreciation                                  (111,006)    (96,760)
                                                  ----------   ---------
                                                  $   82,500   $  81,401
                                                  ==========   =========

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
--------------------------------------------------------------------------------

9.   Intangible Assets

     Intangible and other assets are comprised of the following at December 31:

                                           1998             1997
     Goodwill                           $ 428,665       $ 428,665
     Patent                                   303             297
     Other                                  1,280             375
                                        ---------       ---------
                                          430,248         429,337
     Less-accumulated amortization       (128,668)       (114,696)
                                        ---------       ---------

                                        $ 301,580       $ 314,641
                                        =========       =========

10.  Long-Term Debt

     Long-term debt consists of the following at December 31:

                                           1998             1997
     Mortgage loans                     $  3,430        $  3,310
     Royalty note
     Pension note                          2,359           2,359
     Other                                    60             159
                                        --------        --------
                                           5,849           5,828
     Less: current portion                   701             380
                                        --------        --------

          Total long-term debt          $  5,148        $  5,448
                                        ========        ========

     Mortgage loans consist of a 4,500 Swiss francs note agreement with a financial institution bearing interest at 4.75% annually, with the principal due on July 3, 2000, and a 534 Swiss francs (334 and 434 Swiss francs at December 31, 1998 and 1997, respectively) note agreement with the same financial institution with a variable interest rate (approximating 5.25%) and annual principal repayments of 100 Swiss francs through final maturity. These loans are collateralized by certain Swiss operation facilities.

     The pension note represents a noninterest bearing 4,000 Deutsche marks note payable by the Division issued in December 1997 to fund a portion of the previously unfunded Osypka defined benefit

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
--------------------------------------------------------------------------------

     plan. The note is payable in annual instalments of 1,000 Deutsche marks beginning April 30, 1999.

     Scheduled principal maturities for the next five years follow:

                1999                                       $   701
                2000                                           669
                2001                                           669
                2002                                           669
                2003                                            72
                Thereafter                                   3,069
                                                           -------
                     Total                                 $ 5,849
                                                           =======

11.  Income Taxes

     Current and deferred income taxes consist of the following at December 31:

                                                1998        1997       1996

     Current income taxes
      United States                          $   (2,772)  $  3,482   $ 17,278
      All other countries                             8      3,153      1,853
                                             ----------   --------   --------
          Total current income taxes             (2,764)     6,635     19,131
                                             ----------   --------   --------
     Deferred income taxes
      United States                               1,788        387     (4,686)
      All other countries                           357       (140)      (186)
                                             ----------   --------   --------
          Total deferred taxes                    2,145        247     (4,872)
                                             ==========   ========   ========

          Total income taxes                 $     (619)  $  6,882   $ 14,259
                                             ==========   ========   ========

     The provision for income taxes is based on income (loss) before taxes reported for financial statement purposes. The components of income (loss) before income taxes for the years ended December 31 were:

                                                1998        1997       1996

     United States                           $  (12,084)  $   (326)  $ 23,886
     All other countries                         (3,751)    11,884     13,330
                                             ----------   --------   --------
     Total income before taxes               $  (15,835)  $ 11,558   $ 37,216
                                             ==========   ========   ========

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
-------------------------------------------------------------------------------

      The differences between income tax expense computed at statutory rates and income tax expense provided on earnings are as follows for the years ended December 31 (as a percentage of revenues):

                                                                      1998            1997            1996
     Income tax expense at U.S. statutory rate                        35.0%           35.0%           35.0%
     Permanent differences, primarily
       goodwill amortization                                         (22.9)           15.1             9.8
     Foreign sales corporation                                         1.8            (6.5)           (1.6)
     State and local taxes, net of federal
       income taxes                                                   (1.7)            4.4             2.2
     Foreign tax effect (including FTC)                              (14.2)            2.0            (5.7)
     Earnings no longer permanently reinvested                                        21.8
     Research and development credits                                  5.9           (12.3)           (1.4)
                                                                 ---------       ---------       ---------
     Income tax expense                                                3.9%           59.5%           38.3%
                                                                 =========       =========       =========

     At December 31, deferred taxes consist of the following:

                                                                                    1998               1997
     Deferred tax assets:
       Intercompany profit in inventory                                         $   1,890           $   2,018
       Inventory cost capitalized for tax and
        inventory valuation                                                         2,562               1,399
       Self-insurance reserve                                                         436                 436
       Nondeductible accruals, net                                                  1,110               2,603
       Deferred income                                                              3,481               3,713
       Deferred compensation                                                          463               1,178
       Allowance for doubtful accounts                                                162                  93
       Federal tax credit carryovers                                                2,570               2,570
       Tax loss carryforwards                                                       1,430               1,430
       Fixed asset basis differences                                                4,302               4,095
     Deferred tax liabilities:
       Expenses capitalized for books deducted
        for tax                                                                    (1,644)
       Tax accelerated depreciation                                                (7,949)             (8,142)
       Intangible asset basis difference                                                                 (652)
       Foreign deferred tax liabilities, net                                       (1,296)             (1,249)
       Earnings reinvestment                                                       (2,542)             (2,542)
                                                                                ---------           ---------
                                                                                    4,975               6,950
     Valuation allowance for deferred tax assets                                     (622)               (622)
                                                                                ---------           ---------
     Deferred taxes, net                                                        $   4,353           $   6,328
                                                                                =========           =========

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
--------------------------------------------------------------------------------

     At December 31, deferred taxes are classified as follows:

                                                         1998
                                   -------------------------------------------------
                                             Assets                 Liabilities
                                   -----------------------    ----------------------
                                    Current    Noncurrent      Current   Noncurrent
     Deferred taxes                 $ 5,729     $ 11,164       $ 3,045    $ 10,651
     Valuation allowance                (82)        (602)
                                   --------    ---------      --------   ----------
                                    $ 5,647     $ 10,562       $ 3,045    $ 10,651
                                   --------    ---------      --------   ----------

                                                         1997
                                   -------------------------------------------------
                                             Assets                 Liabilities
                                   -----------------------    ----------------------
                                    Current    Noncurrent      Current   Noncurrent
     Deferred taxes                 $ 6,675     $ 12,961       $ 1,324    $ 11,362
     Valuation allowance                (92)        (530)
                                   --------    ---------      --------   ----------
                                    $ 6,583     $ 12,431       $ 1,324    $ 11,362
                                   --------    ---------      --------   ----------

     At December 31, 1998, the valuation allowance relates principally to state net operating loss carryforwards. At December 31, 1998, tax loss carryforwards approximated $30,000 and expire between 2000 and 2008. The potential tax savings related to these losses have been recorded as a deferred tax asset, net of any necessary valuation allowance. For federal income tax purposes, the Division has tax credit carryovers of approximately $2,600, expiring in 2011. It is anticipated that all federal tax credits will be utilized through a carryback claim.

12.  Retirement Benefit Plans and Employee Costs

     Defined Contribution Plans
     The Division sponsors defined contribution plans which cover a substantial number of its Swiss employees, substantially all of its U.S. employees and employees in other countries. The Division's contributions to the plans are based on local customs and practices in the countries concerned. Division contributions to such plans for the years ended December 31, 1998, 1997 and 1996 were $4,056, $3,118 and $2,929, respectively.

     Defined Benefit Plans
     Defined benefit plans covering employees of the Division are in place in certain countries. Two of these plans in Switzerland

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
-------------------------------------------------------------------------------

     and the United Kingdom, cover employees of affiliates in addition to employees of the Division. The assets and liabilities of these plans, which relate to Division personnel, have been determined based on actuarial methods. Both of these funded plans have an excess of available assets over the present value of the projected benefit obligations. The net surplus of these plans is amortized and credited to income over the expected remaining working lives of the employees.

     Funded defined benefit plans are administered in accordance with investment rules established for pension plans by the legislation of the related country. Such rules are designed to ensure that investment risk is diversified, is not excessive and their application is generally monitored by supervisory authorities. The principal assets of such funds comprise investments in marketable equity securities and bonds, investments in real estate, mortgage loans to employees and short-term deposits.

     Sulzer Osypka GmbH, which was acquired in 1996, maintains an unfunded defined benefit plan. The related unrecognized net pension obligation approximates $1,000, and is being amortized over the expected remaining active service period of the employees concerned. The related accrued pension cost approximates $2,200 at December 31, 1998.

     Net pension cost, and the individual components thereof, for the years ended December 31, 1998, 1997 and 1996, is not material to the Division's combined statement of income. The funded status of defined benefit plans, as well as the related unrecognized prior service costs, unrecognized excess of plan assets and accrued pension cost at December 31, 1998, 1997 and 1996 for the funded plans, is not material to the Division's financial position.

13.  Settlements

     In 1996, the Division agreed to the settlement of two legal actions. The Division received a net amount of $15,000 as a result of these settlements. Such amount has been reflected as a reduction of selling general and administrative expense in the accompanying 1996 statement of operations.

14.  Commitments and Contingencies

     The Division has a contractual commitment with a vendor to acquire customized programming units. In the event the contract is canceled prior to completion, the Division may be obligated to pay the vendor up to $2,000, plus certain costs related to vendor inventory in process.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
-------------------------------------------------------------------------------

     The future minimum rental commitments for operating leases at December 31 are: 1999 - $1,604; 2000 - $1,231; 2001 - $941; 2002 - $845; 2003 - $629,
     thereafter - $645.

     Employees and subsidiaries of the Division are committed to respecting local laws and regulatory guidelines in the course of their business activities. In the normal course of business, certain subsidiaries are involved in administrative and civil proceedings which could give rise to claims not covered, or only partly covered, by insurance. The effects of such on future earnings cannot be foreseen. In the opinion of management, the ultimate outcome of these situations will not have a material impact on the combined financial position and results of operations.

     The Parent has obtained umbrella insurance coverage for product liability for its subsidiaries, with an annual deductible which varies from country to country. The Division benefits from this insurance coverage within the aggregate annual ceiling established for product liability claims, together with other subsidiaries of Sulzer. The incidence and size of emerging claims is surveyed on an annual basis and compared with the total size of the outstanding implant population in order to project the estimated level of claims for the coming year. The level of expected new claims is used to negotiate deductible amounts for the next policy period. Provisions are only recorded for product liability when it is determined that a loss resulting from claims is probable.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
--------------------------------------------------------------------------------

15.  Segment Information by Geographical Area

                                                December 31,
                                      --------------------------------
                                         1998        1997       1996
     Net sales to customers:
       North America                  $ 193,266   $ 201,073  $ 192,486
       Europe                            67,558      77,197     84,854
       Other countries                   44,490      47,212     44,472
                                      ---------   ---------  ---------

     Total Sulzer EP                  $ 305,314   $ 325,482  $ 321,812
                                      =========   =========  =========

     Intercompany transfers to other
      geographic areas from:
       North America                  $  16,459   $  20,426  $  20,674
       Europe                             2,904         245        620
                                      ---------   ---------  ---------

     Total Sulzer EP                  $  19,363   $  20,671  $  21,294
                                      =========   =========  =========

     Operating income:
       North America                  $   2,573   $  22,152  $  45,699
       Europe                            (1,385)      9,596     11,699
                                      ---------   ---------  ---------

     Total operating income           $   1,188   $  31,748  $  57,398
                                      =========   =========  =========

     Identifiable assets:
       North America                  $ 449,642   $ 477,670  $ 459,009
       Europe                            82,608      90,507     94,942
       Other countries                    1,143         925        828
                                      ---------   ---------  ---------

     Total identifiable assets        $ 533,393   $ 569,102  $ 554,779
                                      =========   =========  =========

     The geographic segment of North America comprises primarily the United States, as well as Canada, Bermuda and the Bahamas.

     Net sales to customers represent sales to third parties by location of the customer, and are presented after intercompany eliminations. It is the Division's policy that transfers of goods and services between geographic segments are made at normal terms of trade. Operating income resulting from sales activity is reported in the geographic segment supplying the products. Intercompany transfers to other geographic areas from, and operating income related to the region, "other countries" is not material.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
--------------------------------------------------------------------------------

16.  Transactions with Related Parties

     Intercompany debt at December 31 consists of the following:

                                         1998        1997       1996
     Intercompany notes payable       $ 190,788   $ 190,788  $ 190,788
     Intercompany advances              191,953     194,916    180,119
                                      ---------   ---------  ---------

                                      $ 382,741   $ 385,704  $ 370,907
                                      =========   =========  =========

     During the three years ended December 31, 1998 the Division had intercompany debt payable to its affiliates. The original principal amount of the Division's indebtedness under its 1995 note agreement was $197,400. The first $165,289 in note principal accrued interest at 10% annually. The remainder of the intercompany indebtedness accrued interest at 6.660%, 6.375% and 6.5% annually during 1998, 1997 and 1996, respectively. Interest is paid quarterly. In 1998, the Division refinanced this indebtedness with Sulzer Medica USA Inc. The indebtedness has been classified as noncurrent in the accompanying combined balance sheet based upon the ability of the parties to extend the repayment past 1998.

     The Division has recorded a receivable of $1,279 from the parent of Sulzer Osypka GmbH to fund the statutory net losses of Sulzer Osypka GmbH at December 31, 1998. The Division also has other intercompany advances from its affiliates which are noninterest bearing.

     Management companies of Sulzer and the Parent provide certain management functions to the Division and incur certain administrative costs on behalf of the Division. Charges for such services included in these financial statements for the years ended December 31 are summarized in the following table:

                                         1998        1997       1996

     Management fees                  $  8,345    $  7,000   $  7,609
     Technology fees                     1,372       1,326      1,426
     Trademark fees                        615         497        552
     Intercompany interest expense      17,266      18,154     18,402

     Amounts included in the accompanying balance sheet as income taxes payable would be settled with affiliates having the ultimate responsibility for payment of the obligations.

Sulzer Electrophysiology
(a Division of Sulzer Medica Ltd.)
Notes to Combined Financial Statements
December 31, 1998 and 1997
(in thousands)
-------------------------------------------------------------------------------

17.  Subsequent Events (unaudited)

     On January 31, 1999, the Parent sold the Division to Guidant for consideration of approximately $800 million which is subject to adjustment based on the closing balance sheet of the Division. Intercompany debt (Note 16) within the Division was converted into contributed capital upon consummation of the sale to the buyer.